Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST

COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

T-MOBILE USA, INC.*

(Exact name of obligor as specified in its charter)

DELAWARE	91-1983600
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12920 SE 38th Street

Bellevue, Washington 98006

Tel. No.: (425) 378-4000

(Address and telephone number of Registrant’s principal executive offices)

6.464% Senior Notes due 2019 of T-Mobile USA, Inc.

Senior Reset Notes due 2019 of T-Mobile USA, Inc.

6.542% Senior Notes due 2020 of T-Mobile USA, Inc.

Senior Reset Notes due 2020 of T-Mobile USA, Inc.

6.633% Senior Notes due 2021 of T-Mobile USA, Inc.

Senior Reset Notes due 2021 of T-Mobile USA, Inc.

6.731% Senior Notes due 2022 of T-Mobile USA, Inc.

Senior Reset Notes due 2022 of T-Mobile USA, Inc.

6.836% Senior Notes due 2023 of T-Mobile USA, Inc.

Senior Reset Notes due 2023 of T-Mobile USA, Inc.

Guarantees

(Title of the Indenture securities)

* TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
T-Mobile US, Inc.	Delaware	20-0836269
IBSV LLC	Delaware	91-2116910
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Networks California, LLC	Delaware	20-4956821
MetroPCS Networks Florida, LLC	Delaware	20-4957100
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
Powertel Memphis Licenses, Inc.	Delaware	58-2228915
Powertel/Memphis, Inc.	Delaware	58-2228912
SunCom Wireless Holdings, Inc.	Delaware	23-2974475
SunCom Wireless Investment Company LLC	Delaware	30-0283150
SunCom Wireless License Company, LLC	Delaware	75-3172489
SunCom Wireless Management Company, Inc.	Delaware	23-2940271
SunCom Wireless Operating Company, L.L.C.	Delaware	23-2974309
SunCom Wireless Property Company, L.L.C.	Delaware	43-2065344
SunCom Wireless, Inc.	Delaware	23-2930873
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile PCS Holdings LLC	Delaware	91-2159335
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources Corporation	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile Subsidiary IV Corporation	Delaware	91-2116909
T-Mobile West LLC	Delaware	36-4027581
Triton PCS Finance Company, Inc.	Delaware	51-0393831
Triton PCS Holdings Company L.L.C.	Delaware	23-2941874
VoiceStream PCS I Iowa Corporation	Delaware	91-1869520
VoiceStream Pittsburgh General Partner, Inc.	Delaware	36-3875668
VoiceStream Pittsburgh, L.P.	Delaware	16-1442506

(1)	The address of each guarantor is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 16, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of April, 2016.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
CAROL NG
VICE PRESIDENT

Board of Governors of the Federal Reserve System	OMB Number 7100-0036
Federal Deposit Insurance Corporation	OMB Number 3064-0052
Office of the Comptroller of the Currency	OMB Number 1557-0081
Approval expires March 31, 2018
Page 1 of 84

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2015

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

20151231
(RCON 9999)

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)

Date of Signature	Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a)	Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)	Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number	623
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener- ated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

NY	10005
State Abbreviation (RSSD 9200)	ZIP Code (RSSD 9220)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Washington, Currency, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

12/2015

FFIEC 031 Page 16 of 84 RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2015

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)				0081	111,000	1.a.
	b.	Interest-bearing balances (2)				0071	10,980,000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)				1754	0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)				1773	0	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold in domestic offices			RCON	B987	0	3.a.
	b.	Securities purchased under agreements to resell (3)			RCFD	B989	21,696,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):					RCFD
	a.	Loans and leases held for sale				5369	0	4.a.
	b.	Loans and leases, net of unearned income		B528	18,721,000			4.b.
	c.	LESS: Allowance for loan and lease losses		3123	39,000			4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)				B529	18,682,000	4.d.
5.	Trading assets (from Schedule RC-D)					3545	6,000	5.
6.	Premises and fixed assets (including capitalized leases)					2145	16,000	6.
7.	Other real estate owned (from Schedule RC-M)					2150	0	7.
8.	Investments in unconsolidated subsidiaries and associated companies					2130	0	8.
9.	Direct and indirect investments in real estate ventures					3656	0	9.
10.	Intangible assets:
	a.	Goodwill				3163	0	10.a.
	b.	Other intangible assets (from Schedule RC-M)				0426	29,000	10.b.
11.	Other assets (from Schedule RC-F)					2160	604,000	11.

12.	Total assets (sum of items 1 through 11)					2170	52,124,000	12.

Liabilities
13.	Deposits:					RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)				2200	40,526,000	13.a.
		(1) Noninterest-bearing (4)	RCON	6631	26,888,000			13.a.(1)
		(2) Interest-bearing	RCON	6636	13,638,000			13.a.(2)
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II)				RCFN 2200	0	13.b.
		(1) Noninterest-bearing	RCFN	6631	0			13.b.(1)
		(2) Interest-bearing	RCFN	6636	0			13.b.(2)
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased in domestic offices (5)			RCON	B993	1,336,000	14.a.
	b.	Securities sold under agreements to repurchase (6)			RCFD	B995	0	14.b.
15.	Trading liabilities (from Schedule RC-D)				RCFD	3548	29,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)					RCFD 3190	5,000	16.
17.	and 18. Not applicable

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
4.	Includes noninterest-bearing demand, time, and savings deposits.
5.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
6.	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

12/2015

FFIEC 031 Page 17 of 84 RC-2

Schedule RC—Continued

			Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou
Liabilities—Continued
19.	Subordinated notes and debentures (1)			3200	0	19.
20.	Other liabilities (from Schedule RC-G)			2930	1,438,000	20.

21.	Total liabilities (sum of items 13 through 20)			2948	43,334,000	21.

22.	Not applicable

Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus			3838	0	23.
24.	Common stock			3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)			3839	599,000	25.
26.	a.	Retained earnings		3632	6,071,000	26.a.
	b.	Accumulated other comprehensive income (2)		B530	(7,000)	26.b.
	c.	Other equity capital components (3)		A130	0	26.c.

27.	a.	Total bank equity capital (sum of items 23 through 26.c)		3210	8,790,000	27.a.

	b.	Noncontrolling (minority) interests in consolidated subsidiaries		3000	0	27.b.

28.	Total equity capital (sum of items 27.a and 27.b)			G105	8,790,000	28.

29.	Total liabilities and equity capital (sum of items 21 and 28)			3300	52,124,000	29.

Memoranda

To be reported with the March Report of Condition.

		RCFD	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2014	6724	NA	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

To be reported with the March Report of Condition.

		RCON	MM/DD
2.	Bank’s fiscal year-end date	8678	NA	M.2.

1.	Includes limited-life preferred stock and related surplus.
2.	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.
3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

03/2015